                                                                   Exhibit 10.14

                              AMENDED AND RESTATED
                              CONSULTING AGREEMENT
                          BETWEEN JAY N. COHN, M.D. AND
                         HYPERTENSION DIAGNOSTICS, INC.

         This Agreement is entered into as of this 31st day of August, 1998, by and between Hypertension Diagnostics, Inc., a Minnesota corporation (the "COMPANY"), and Jay N. Cohn, M.D.
("CONSULTANT").

         WHEREAS, the Company and Consultant previously entered into a Consulting Agreement dated October 30, 1995 (the "1995 CONSULTING AGREEMENT"); and

         WHEREAS, the Company desires to amend and restate the 1995 Consulting Agreement to reflect the expanded nature and scope of consulting services to be provided to the Company by Consultant, in accordance with the terms and conditions set forth in this Agreement; and

         WHEREAS, Consultant wishes to be engaged by the Company on such terms and conditions.

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration set forth herein, the parties hereby agree as follows:

         A. SUPERCEDES PRIOR AGREEMENTS. This agreement contains the entire agreement of the parties relating to the engagement of Consultant by the Company and the ancillary matters discussed herein and supersedes the 1995 Consulting Agreement and all other prior agreements and understandings with respect to such matters, and the parties hereto have made no agreements, representations or warranties relating to such employment or ancillary matters which are not set forth within.

         B. TERM. The initial term of this Agreement (the "TERM") shall commence on the date hereof and continue until August 31, 2001, unless terminated sooner as provided below. In no event shall either party have any obligation to extend or renew this Agreement following the end of the initial term hereunder. Without limiting the generality of the foregoing, Consultant specifically acknowledges that the Company has made no representations or promises to Consultant regarding any services to be performed following the termination of this Agreement.

         C. SERVICES. During the Term of this Agreement, Consultant shall serve the Company in the following positions and/or capacities and shall perform such duties as are reasonably consistent with such positions as the Board of Directors shall assign to him from time to time:

                  1. CHIEF CLINICAL CONSULTANT (MEDICAL DIRECTOR). Consultant shall be responsible for advising the Company on all medical and clinical matters relating to the development and marketing of Company products; analyzing cardiovascular industry trends and alternative/competitive technologies; reviewing company informational and promotional brochures; advising the Company regarding strategic positioning of technology; reviewing and advising the Company on the value of scientific proposals submitted by outside researchers; advising the Company on key medical issues/research findings; advising the Company with respect to product development issues; authoring and publishing compliance research data; serving as a medical/clinical reference to customers; advising the Company regarding FDA matters and clinical trials; hosting/chairing Company sponsored symposiums on arterial compliance; and conducting Company sponsored research.

                  2. CHAIRMAN OF THE SCIENTIFIC AND CLINICAL ADVISORY BOARD. Consultant shall be responsible for organizing, chairing and leading the Company's Scientific and Clinical Advisory Board (the "ADVISORY BOARD") with regard to discussions on scientific, technological and physiological topics relating to use of the HDI/PULSEWAVETM CardioVascular Profiling technology. Meetings of the Advisory Board shall be held once or twice annually. Since members of the Advisory Board will also be conducting research on behalf of the Company, Consultant shall work with members to develop and review research study protocols, and assist with study implementation, data analysis, manuscript drafting and publication.

                  3. PUBLIC RELATIONS/INVESTOR RELATIONS SUPPORT. Consultant shall assist the Company in making presentations to investors regarding the clinical merit of the Company's technologies; participate in shareholder meetings; assist in the development and execution of investor relations/public relations strategies; serve as a clinical spokesperson to the media on behalf of the Company; make public presentations on behalf of the Company; and make scientific presentations at medical conferences.

                  4. SALES/MARKETING SUPPORT. Consultant shall assist the Company in customer sales/marketing presentations, customer contacts, customer needs analysis, customer references, customer site visits, convention/exhibition support, analysis of customer profiles, convention/conference presentations, referral source for customer contacts, analysis of customer data/trends, and review of Company marketing tools and strategies.

                  5. OTHER DUTIES. Consultant shall provide other services as requested by the Company regarding the research, clinical presentation, marketing and sales of the Company's products.

         D.       COMPENSATION AND EXPENSES.

                  1. COMPENSATION--STOCK OPTION GRANT. As compensation for all services to be rendered by Consultant under this Agreement during the full term of this Agreement, the Company grant shall Consultant a nonqualified option to purchase up to 100,000 shares of the common stock of the Company at a price of $3.656 per share, in the form attached hereto and labeled as EXHIBIT A.

                  2. EXPENSES. The Company shall pay or reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to compliance by Consultant with the Company's policies for expense reimbursements.

         E.       CONFIDENTIALITY.

                  1. Consultant shall keep confidential and not disclose to anyone or use, either during the Term of this Agreement or thereafter, any confidential information of the Company, except as required by this Agreement, or as authorized in writing by the Company. Confidential information means any information which derives independent economic value from not being generally known or readily ascertainable by proper means ("Confidential Information"). Examples of Confidential Information which is not to be disclosed or used includes, but is not limited to: existing or contemplated products, services, processes, techniques, know-how, data, customer identity, customer documents, projects, customer lists, formulas, products, data devices, study results, software, hardware, firmware and any other of the Company or Customer information designated as confidential.

                  2. Consultant agrees not to remove any Confidential Information from the Company's premises, except as necessary in the ordinary course of conducting business for and subject to the prior approval of the Company. Upon cancellation of this Agreement, Consultant shall immediately return all documents and Confidential Information, and all other tangible property of the Company to the Company.

         F. COVENANT NOT TO COMPETE. Consultant expressly acknowledges that he is entering into this covenant not to compete so as to protect the business and goodwill of the Company from competition in the event of a termination of the consultancy relationship and Consultant further acknowledges the reasonableness of the restriction imposed herein. Accordingly, Consultant warrants and agrees that:

                  1. Consultant will inform any new employer, before accepting employment, of the existence of this Agreement and give such new employer a copy of this Section F, Covenant Not to Compete.

                  2. Consultant will not, for a period beginning from the date of this Agreement and for twelve (12) months after the termination thereof, sell to, solicit, serve, or attempt to sell to, solicit, or serve any customer, client or account or any prospective customer, client or account of the Company; PROVIDED, HOWEVER, that the foregoing limitation shall only apply to sales, solicitations, services or attempts to do any of the foregoing which involve a Competing Product. A "customer, client or an account" is any person, firm or entity to whom or to which the Company furnished any services, materials, or products at any time during the term of this Agreement. A "prospective customer, client or account" is one which, during Employee's consultancy relationship with the Company, is solicited, successfully or unsuccessfully, to become a customer, client or account of the Company. As used herein, a "Competing Product" is a product similar to or in competition with any product, or planned product, of the Company as of the date this Agreement is terminated.

                  3. Consultant will not, from a period beginning with the date of this Agreement and for twelve (12) months after the termination thereof, cause or attempt to cause any customer, client or account or any prospective customer, client or account, to divert, terminate, limit or in any manner modify or fail to enter into any actual or potential business relationship with the Company.

                  4. Consultant will not, for a period beginning with the date of this Agreement and for twelve (12) months after the termination thereof, divert, solicit, or employ, or attempt to divert, solicit, or employ any employees of the Company.

                  5. Consultant shall not, directly or indirectly, from a period beginning from the date of this Agreement and for twelve (12) months after the termination thereof, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) for a competitor of the Company.

                  6. The obligations of Consultant under this Section F shall apply to any geographic area in which the Company: (i) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, (ii) has otherwise established the Company's goodwill, business reputation or any customer or supplier relations, or (iii) has been directly involved in the expansion of the Company's business and development of the Company's customer base.

         G.       INVENTIONS/ASSIGNMENT.

                  1. Consultant acknowledges and agrees that the Company is and shall remain the owner of all materials, information, copyrightable information, trademarks, or other proprietary information (collectively, the "Proprietary Information") developed by Consultant as a function of his relationship with the Company either prior to or after commencement of the relationship described hereunder and that any such Proprietary Information shall be treated as "works for hire" under applicable law.

                  2. Both during the term of this Agreement and thereafter, Consultant shall treat all Proprietary Information and all other information that he has obtained about the Company's operation as confidential. Without the prior written consent of the Company, Consultant shall not copy or reproduce the Proprietary Information except to the extent necessary to perform the services to be provided under this Agreement. Upon termination of this Agreement, Consultant shall promptly turn over to the Company all copies of Proprietary Information and all other materials (including work in process) developed in the course of its consulting for the Company hereunder. The obligations of Consultant under this paragraph shall survive termination of this Agreement.

                  3. This Section G does not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Consultant's own time, and (1) which does not relate (a) directly to the business of the Company or (b) to the Company's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Consultant for the Company.

         H. TERMINATION. Either party may terminate this Agreement at any time, for any reason, by providing 30 days written notice of such termination to the other party. Notwithstanding the foregoing, the confidentiality obligations relating to Proprietary Information and other responsibilities of Consultant hereunder and the obligation of the Company to make payment to Consultant as provided herein for work performed prior to the termination of this Agreement, shall survive the termination of this Agreement.

         I.       LEGAL STATUS OF CONTRACTOR.

                  1. Consultant is an independent contractor subject to the terms and conditions of this Agreement. Consultant will not make any representation, either express or implied, to the contrary.

                  2. Any and all income tax returns filed by Consultant with either the federal or state governments shall be prepared in accordance with the terms of this Agreement; such returns shall indicate that all income Consultant receives as a result of this Agreement is income earned as an independent contractor and not as an employee of the Company.

                  3. Because Consultant is not an employee of the Company and is expressly an independent contractor under this Agreement, the Company will not provide any employee benefits or withhold monies from Consultant's compensation for federal or state income tax purposes. Furthermore, the Company will not make any payment or contribution in Consultant's name or on his behalf for purposes of social security, unemployment compensation, workers' compensation, or for any other similar purpose.

         J.       INDEMNIFICATION.

                  1. The Company shall defend, indemnify and hold Consultant harmless from and against any and all claims, liabilities, damages, costs and expense (including reasonable attorneys' fees) ("the Claims") which Consultant may at any time incur arising out of, related to, or in connection with Consultant's performance of his duties hereunder, except where such Claims arise in whole or in part from Consultant's negligence or misconduct.

                  2. Consultant shall defend, indemnify and hold the Company, and its officers, directors, employees, agents, and other representatives, harmless from and against any Claims which the Company may at any time incur arising out of, related to, or in connection with Consultant's negligence or misconduct in the performance of his duties hereunder.

         K. NOTICE. Any notice or other communication required or permitted pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given or served if delivered, in person or deposited in the United States mail, postage prepaid, for mailing by certified or registered mail, return receipt requested or of telegram, by prepaid telegram, telex, facsimile, or telecopier, and addressed, to a party to this Agreement, to the address set forth below:


             If to Company:               Hypertension Diagnostics, Inc.
                                          2915 Waters Road
                                          Suite 108
                                          Eagan, MN 55121-1562
                                          ATTN: President
                                          Facsimile No.  (651) 687-0485

             If to Consultant:            Dr. Jay N. Cohn
                                          Professor of Medicine
                                          University of Minnesota Medical School
                                          Cardiovascular Division, Box 508
                                          420 Delaware Street S.E.
                                          Minneapolis, Minnesota  55455
                                          Facsimile No. (612) 624-2174


         L.       SETTLEMENT OF DISPUTES.

                  1. ARBITRATION. Except as provided in section L.2., any claims or disputes of any nature between the Company and Consultant arising from or related to the performance, breach, termination, expiration, application, or meaning of this Agreement or any matter relating to Consultant's consultancy relationship and the termination of that relationship by the Company shall be resolved exclusively by arbitration in Minneapolis, Minnesota, in accordance with the applicable rules then obtaining of the American Arbitration Association. The arbitrators shall be required to provide a written analysis of their decision. The fees of the arbitrator(s) and other costs incurred by Consultant and the Company in connection with such arbitration shall be paid by the party who is unsuccessful in such arbitration.

                  The decision of the Arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

                  2. RESOLUTION OF CERTAIN CLAIMS - INJUNCTIVE RELIEF. Section
         L.1. shall have no application to claims by the Company asserting a violation of sections E, F or G or seeking to enforce, by injunction or otherwise, the terms of either sections E, F or G. Such claims may be maintained by the Company in a lawsuit subject to the terms of section
         L.3. Consultant agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of sections E, F or G by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and the Company shall be entitled to recover from Consultant its reasonable attorneys' fees and costs in enforcing the provisions of sections E, F or G.

                  3. VENUE. Any action at law, suit in equity, or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the courts of the state of Minnesota, County of Ramsey or Dakota, or the Federal District Court, District of Minnesota, Fourth Division. Consultant waives any right Consultant may have to transfer or change the venue of any litigation brought against Consultant by the Company. Consultant also waives any claim of inconvenient forum.

         M.       MISCELLANEOUS.

                  1. GOVERNING LAW. This agreement is made under and shall be governed by and construed in accordance with the laws of the state of Minnesota other than its law dealing with conflicts of law.

                  2. AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by both Consultant and the Company.

                  3. NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  4. SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or business activities which may be valid and enforceable under applicable law. Consultant acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms possible under applicable law).

                  5. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

                  6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  7. CAPTIONS AND HEADINGS. The captions and section headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.


HYPERTENSION DIAGNOSTICS, INC.


By     /S/  GREG H. GUETTLER                       /S/  JAY N. COHN, M.D.
   -----------------------------                   -----------------------------
     Greg H. Guettler, President                   Jay N. Cohn, M.D., Consultant

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                         HYPERTENSION DIAGNOSTICS, INC.

                             STOCK OPTION AGREEMENT


         THIS AGREEMENT is entered as of August 31, 1998 by and between Hypertension Diagnostics, Inc., a Minnesota corporation (the "COMPANY") and Jay
N. Cohn, M.D. (the "PARTICIPANT").

         WHEREAS, the Company maintains the 1998 Stock Option Plan (the "1998 Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the individuals administering the 1998 Plan (the "Committee") to receive a Nonqualified Stock Option under the 1998 Plan;

         NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

         1. TERMS OF OPTION. The following terms used in this Agreement shall have the following meanings.

                  a. The "Participant" is Jay N. Cohn, M.D.

                  b. The "Date of Grant" is August 31, 1998.

                  c. The number of "Covered Shares" shall be 100,000 shares of
                     Common Stock.

                  d. The "Exercise Price" is $3.656.

                  e. The "Expiration Date" is August 30, 2008.


         2. GRANT OF OPTION. The Company hereby grants to the Participant an option (the "OPTION") to purchase the number of Covered Shares of Common Stock at the Exercise Price per share as set forth in paragraph 1, subject to all of the terms and conditions of the 1998 Plan. This Option is not intended to constitute an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

         3. EXERCISE OF OPTION.

                  a. DATE OF EXERCISE. The Option shall become exercisable according to the following schedule.


As of the Date of Grant and each        The Option shall become exercisable
succeeding anniversary of the Date of   with respect to the following percentage
Grant:                                  of the Covered Shares:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         August 31, 1998                         33,334 Shares (33.34%)
--------------------------------------------------------------------------------
         August 31, 1999                         33,333 Shares (33.33%)
--------------------------------------------------------------------------------
         August 31, 2000                         33,333 Shares (33.33%)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


        Exercisability under this schedule is cumulative. After the Option becomes exercisable with respect to any portion of the Covered Shares, it shall continue to be exercisable with respect to that portion of the Covered Shares until the Option expires. The Option shall not be exercisable on or after the Expiration Date as set forth in paragraph 1.

                 b. LIMITATIONS ON EXERCISE. The Covered Shares shall not be issued unless the exercise of the Option and the issuance of such Covered Shares shall comply with all applicable provisions of the law and the applicable requirements of any stock exchange or Nasdaq. As a condition to the exercise of all or any portion of the Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Covered Shares are being purchased only for investment and without any present intention to sell or distribute the Covered Shares.

         4. TERMINATION.

                 a. TERMINATION FOR ANY REASON EXCEPT DEATH OR DISABILITY. If Participant's consultancy relationship with the Company and all Related Companies is terminated for any reason other than for death or disability, the Option, to the extent that it would have been exercisable by the Participant on the Date of Termination, may be exercised by Participant no later than the Expiration Date.

                 b. TERMINATION BY REASON OF DEATH OR DISABILITY. If Participant's consultancy relationship with the Company and all Related Companies is terminated due to death or disability (within the meaning of Section 22(e)(3) of the Code) of the Participant, the Option, to the extent that it is exercisable on the Date of Termination, may be exercised by Participant (or Participant's estate or legal representative) no later than one year after such Date of Termination; provided, however, the Option shall not be exercisable after the Expiration Date.

                  c. DATE OF TERMINATION. For purposes of this Agreement, the Participant's "Date of Termination" shall be the first day occurring on or after the Date of Grant on which the Participant's consultancy relationship with the Company and all Related Companies terminates for any reason.

         5. METHOD OF EXERCISE. The Option may be exercised in whole or in part by delivering a written notice (in such form as may be approved by the Committee) to the Secretary of the

Company at its corporate headquarters prior to the Expiration Date. Such written notice shall be accompanied by payment of the Exercise Price for such shares of Common Stock being purchased. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Common Stock acceptable to the Company and having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         6. TAX WITHHOLDING. All distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of shares of Common Stock which the Participant already owns, or to which the Participant is otherwise entitled under the 1998 Plan.

         7. NOTICE OF DISQUALIFYING DISPOSITION OF SHARES. If the Option is an Incentive Stock Option and if the Participant sells or otherwise disposes of any of the shares acquired pursuant to the Option on or before two years from the Date of Grant or one year following the exercise of the Option, the Participant shall immediately notify the Company in writing of such disposition. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any withholding requirements.

         8. NONTRANSFERABILITY OF OPTION. The Option is not transferable in any manner other than by will or by the laws of descent and distribution and may be exercised during the Participant's life only by the Participant. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

         9. ADMINISTRATION. The authority to control and manage the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the 1998 Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

         10. PLAN DEFINITIONS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement are subject to the terms of the 1998 Plan, a copy of which may be obtained by the Participant from the Secretary of the Company.

         11. NO EFFECT ON TERMS OF EMPLOYMENT. Nothing in this Agreement shall confer on the Participant any right with respect to continuation of a consulting relationship with the Company or any Related Company, or limit the right of the Company or any Related Company to terminate the Participant's consulting relationship at any time, with or without cause.

         12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successor and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's business and assets.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         14. PARTICIPANT ACKNOWLEDGMENT. Participant hereby acknowledges receipt of a copy of the 1998 Plan. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the 1998 Plan and this Agreement.

         IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date of this Agreement.


PARTICIPANT                                     HYPERTENSION DIAGNOSTICS, INC.


/S/  JAY N. COHN, M.D.                          By: /S/  GREG H. GUETTLER
-------------------------------------              -----------------------------
         Signature                                       Greg. H. Guettler
                                                         Its: President
         JAY N. COHN, M.D.
-------------------------------------
         Print Name

                         HYPERTENSION DIAGNOSTICS, INC.

                             1998 STOCK OPTION PLAN

                         NOTICE OF STOCK OPTION EXERCISE


Optionee Name:
              ------------------------------------------------------------------

Social Security Number:
                       ---------------------------------------------------------

Address:
        ------------------------------------------------------------------------


1. I hereby elect to purchase _______ shares of common stock at an exercise price per share of $__________ pursuant to the Stock Option Agreement dated August 31, 1998 and the 1998 Stock Option Plan (the "1998 Plan").

2.       The shares should be issued in the name(s) of:_______________________
         ____________________________________________________________________ .

3. I hereby deliver payment of the purchase price as follows (check appropriate box):

         / /      in cash or check in the amount of $___________.

         / / by delivering shares of common stock having a Fair Market Value (as defined in the 1998 Plan) on the date of exercise equal to the purchase price.

         / / through the simultaneous sale through a broker of shares of common stock acquired upon the exercise of the option (i.e., a cashless exercise).

         / / a combination of cash and shares of common stock together having a Fair Market Value on the date of exercise equal to the purchase price.

         IF PREVIOUSLY-ACQUIRED COMMON STOCK IS USED TO PAY THE PURCHASE PRICE, THE COMMON STOCK MUST BE FREELY TRANSFERABLE AND HELD BY THE OPTIONEE FOR AT LEAST SIX MONTHS.

4. I have received a copy of the complete 1998 Plan and agree to be bound by the terms and conditions of the 1998 Plan.

5. I understand that my exercise of the option and sale of the shares acquired upon exercise may have certain adverse tax consequences and that I should consult with my own personal tax advisor concerning the possible tax consequences.


Dated:
      ---------------------------               --------------------------------
                                                Signature of Optionee